                                                                    EXHIBIT 99.1

            TIDEL RECEIVES VISA CERTIFICATION FOR ENCRYPTING PIN PAD

HOUSTON,  Aug. 11 -- Tidel  Technologies,  Inc.  (OTC Pink Sheets:  ATMS - News)
announced  today that it received a letter of approval  from Visa  International certifying  that the Encrypting PIN Pad ("EPP") model used in the Company's 3000
Series  ATM  products  complies  with  Visa's  new  PIN  Entry  Device  Security requirements.  The EPP model was evaluated and tested by InfoGard  Laboratories,
Inc.  of  San  Luis  Obispo,  California  to  confirm  that  it  meets  the  new requirements.

Mark  Levenick,  President  and CEO of Tidel  Engineering,  L.P.,  the Company's
operating  unit,  stated,  "Tidel remains  committed to maintaining  the highest level of  security  in our  equipment.  Further,  we will  continue  to focus on providing  our customers  with  products that meet or exceed  current and future industry guidelines."

ABOUT TIDEL

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security  equipment  designed for specialty retail  marketers.  More information
about  the  company  and  its   products   may  be  found  on  the  Internet  at
http://www.tidel.com.

PRECAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

THIS  PRESS  RELEASE   CONTAINS   STATEMENTS  THAT  CONSTITUTE   FORWARD-LOOKING
STATEMENTS WITHIN THE MEANING OF SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF
1934. THE STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND  UNCERTAINTIES,  INCLUDING
BUT  NOT  LIMITED  TO THE  COMPANY'S  FINANCIAL  POSITION  AND  WORKING  CAPITAL
AVAILABILITY;  THE LEVELS OF ORDERS  WHICH ARE  RECEIVED AND CAN BE SHIPPED IN A
QUARTER; CUSTOMER ORDER PATTERNS AND SEASONALITY; COSTS OF LABOR, RAW MATERIALS,
SUPPLIES AND  EQUIPMENT;  TECHNOLOGICAL  CHANGES;  COMPETITION  AND  COMPETITIVE
PRESSURES ON PRICING;  CHANGES IN THE COMPANY'S  RELATIONSHIPS WITH CUSTOMERS OR
SUPPLIERS;  ACCEPTANCE OF THE COMPANY'S PRODUCT AND TECHNOLOGY  INTRODUCTIONS IN
THE MARKETPLACE;  UNANTICIPATED LITIGATION, CLAIMS OR ASSESSMENTS; THE COMPANY'S
ABILITY  TO  REDUCE   COSTS  AND  EXPENSES   AND  IMPROVE   INTERNAL   OPERATING
EFFICIENCIES;  THE ECONOMIC  CONDITION  OF THE ATM INDUSTRY AND THE  POSSIBILITY
THAT IT IS A MATURE  INDUSTRY;  THE  FUTURE  TRADING  MARKET  FOR THE  COMPANY'S
SECURITIES;  AND ECONOMIC  CONDITIONS IN THE UNITED STATES AND WORLDWIDE.  TIDEL
UNDERTAKES NO DUTY TO UPDATE ANY OF THE STATEMENTS SET FORTH IN THIS RELEASE.